UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

CHINA VTV LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-203754	47-3176820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Times Centre, 393 Jaffe Road, Suite 17A, Wan Chai, Hong Kong

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +85267353339

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

New Independent Registered Public Accounting Firm

On June 15, 2020, China VTV Limited (the “Company”) appointed Manning Elliott LLP (“Manning”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended February 29, 2020.

During the fiscal years ended February 28, 2019 and February 28, 2018 and the period from March 1, 2019 through June 15, 2020, the Company did not consult with Manning regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China VTV Limited

Date: July 13, 2020	By:	/s/ Tijin Song
	Name:	Tijin Song
	Title:	Chief Executive Officer

3